EV Energy Partners Announces First Quarter 2014 Results and Utica Midstream Expansion

HOUSTON, TX, May 12, 2014 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the first quarter of 2014 and the filing of its Form 10-Q with the Securities and Exchange Commission. In addition, EVEP announced an expansion of the Utica East Ohio (“UEO”) midstream services complex in Ohio and provided an update of EVEP’s commodity hedge positions, which includes additional crude oil hedges entered into in March 2014, as presented at the end of this release.

Utica Midstream Expansion

UEO announced plans to increase its nameplate processing capacity to 1.0 billion cubic feet per day (Bcf/d), up from its current nameplate capacity of 800 million cubic feet per day (MMcf/d). UEO is a joint venture owned 49 percent by Access Midstream Partners, L.P., 30 percent by M3 Midstream LLC and 21 percent by EVEP.

Additional capacity is needed to meet new commitments from existing customers Chesapeake Energy Corporation, Total Gas & Power North America, EnerVest, Ltd., and new customer, American Energy - Utica, LLC, an affiliate of American Energy Partners, LP. UEO also will agree to provide gathering, compression and dehydration services for American Energy - Utica. The new long-term agreement between UEO and American Energy - Utica includes a 145,000-acre area of mutual interest, installation of 50 miles of gathering pipeline and compression services.

Plans for the UEO expansion include the construction of a second processing train at the Leesville, Ohio, facility and extension of an existing high-pressure pipeline from UEO’s Harrison Hub to Cardinal Gas Services’ (CGS) Archer Compression Facility in Harrison County. Additional services also are planned at Harrison Hub, including downstream liquids interconnects and expanded propane and butane storage.

First Quarter 2014 Results

Adjusted EBITDAX for the first quarter of 2014 was $56.1 million, a 15 percent increase over the first quarter of 2013, and a 4 percent increase over the fourth quarter of 2013. Distributable Cash Flow for the first quarter of 2014 was $28.6 million, a 31 percent increase over the first quarter of 2013 and a 7 percent increase over the fourth quarter of 2013. The increases in Adjusted EBITDAX and Distributable Cash Flow, which are described in the attached table under “Non-GAAP Measures,” are primarily due to increased production and increased EBITDAX from midstream investments.

Production for the first quarter of 2014 was 10.8 Bcf of natural gas, 265 MBbls of oil and 550 MBbls of natural gas liquids, or 174.7 MMcfe/day. This represents a 6 percent increase over first quarter 2013 production of 165.2 MMcfe/d and a 2 percent increase over fourth quarter 2013 production of 170.5 MMcfe/day. The increases in production are primarily due to drilling activity and acquisitions completed during the fourth quarter of 2013.

EVEP reported a net loss of $6.3 million, or $(0.14) per basic and diluted weighted average limited partner unit outstanding, for the first quarter of 2014. Included in net loss were the following items:

•	$16.8 million of non-cash losses on commodity and interest rate derivatives,
•	$4.5 million of non-cash costs contained in general and administrative expenses,
•	$2.3 million of payroll tax related cash costs contained in general and administrative expenses associated with the annual vesting of phantom units during the first quarter which will not be incurred during the second through fourth quarters,
•	$1.5 million gain on the sale of oil and natural gas properties, and
•	$0.3 million of dry hole and exploration costs.

For the fourth quarter of 2013, EVEP reported a net loss of $50.2 million, or $(1.06) per basic and diluted weighted average limited partner unit outstanding. For the first quarter of 2013, EVEP reported a net loss of $46.6 million, or $(1.08) per basic and diluted weighted average limited partner unit outstanding.

"We are very pleased with our operational performance and results for the first quarter of 2014, as well as the continued ramp-up in our Utica midstream operations and planned future expansion at the UEO midstream services complex," said Mark Houser, President and CEO.

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the first quarter 2014 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on May 5, 2014, EV Energy Partners, L.P. will host an investor conference call on May 12, 2014, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-877-941-6009 (quote conference ID 4682361) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://ir.evenergypartners.com/events.cfm.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about the sale of our Utica Shale assets, our midstream investments and expansion plans, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties (including the Utica Shale), changes in the metrics and procedures used to value midstream assets, exploration and development activities in the Utica Shale and elsewhere, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended March 31,
	2014	2013
Production data:
Oil (MBbls)	265	263
Natural gas liquids (MBbls)	550	503
Natural gas (MMcf)	10,836	10,267
Net production (MMcfe)	15,725	14,864
Average sales price per unit: (1)
Oil (Bbl)	$94.21	$93.47
Natural gas liquids (Bbl)	33.49	30.38
Natural gas (Mcf)	4.68	3.20
Mcfe	5.98	4.89
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.61	$1.76
Production taxes	0.22	0.20
Total	1.83	1.96
Asset retirement obligations accretion expense	0.08	0.09
Depreciation, depletion and amortization	1.67	2.07
General and administrative expenses	0.78	0.85

(1) Prior to ($5.3) million and $12.3 million of net hedge (losses) gains and settlements on commodity derivatives for the three months ended March 31, 2014 and March 31, 2013, respectively.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$9,515	$11,698
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	48,350	37,661
Related party	8,166	2,873
Other	193	1,111
Derivative asset	5,640	13,543
Other current assets	5,789	6,916
Assets held for sale	-	8,012
Total current assets	77,653	81,814

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; March 31,
2014, $595,947; December 31, 2013, $569,770	1,825,432	1,829,062
Other property, net of accumulated depreciation
and amortization; March 31, 2014, $796;
December 31, 2013, $754	1,223	1,259
Long–term derivative asset	23,822	29,088
Investments in unconsolidated affiliates	301,221	254,978
Other assets	7,319	8,782
Total assets	$2,236,670	$2,204,983

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$49,679	$46,876
Derivative liability	7,016	3,348
Liabilities related to assets held for sale	-	2,155
Total current liabilities	56,695	52,379

Asset retirement obligations	101,061	99,133
Long–term debt	1,046,319	980,297
Other long–term liabilities	959	1,241

Commitments and contingencies

Owners’ equity:
Common unitholders - 48,572,019 units and
48,349,080 units issued and outstanding as of
March 31, 2014 and December 31, 2013,
respectively	1,044,066	1,083,718
General partner interest	(12,430)	(11,785)
Total owners' equity	1,031,636	1,071,933
Total liabilities and owners' equity	$2,236,670	$2,204,983

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013
Revenues:
Oil, natural gas and natural gas liquids revenues	$94,074	$72,669
Transportation and marketing–related revenues	1,265	1,033
Total revenues	95,339	73,702

Operating costs and expenses:
Lease operating expenses	25,395	26,094
Cost of purchased natural gas	970	743
Dry hole and exploration costs	318	417
Production taxes	3,523	2,916
Asset retirement obligations accretion expense	1,187	1,354
Depreciation, depletion and amortization	26,212	30,833
General and administrative expenses	12,298	12,622
Impairment of oil and natural gas properties	252	5,169
Gain on sales of oil and natural gas properties	(1,484)	-
Total operating costs and expenses	68,671	80,148

Operating income (loss)	26,668	(6,446)

Other (expense) income, net:
Loss on derivatives, net	(22,995)	(27,514)
Interest expense	(12,072)	(12,829)
Other income, net	54	187
Total other expense, net	(35,013)	(40,156)

Loss before income taxes and equity in income of unconsolidated affiliates	(8,345)	(46,602)
Income taxes	255	(177)
Loss before equity in income of unconsolidated affiliates	(8,090)	(46,779)
Equity in income of unconsolidated affiliates	1,837	198
Net loss	$(6,253)	$(46,581)

Net loss per limited partner unit:
Basic	$(0.14)	$(1.08)
Diluted	$(0.14)	$(1.08)
Weighted average limited partner units outstanding:
Basic	48,537	42,556
Diluted	48,537	42,556

Distributions declared per unit	$0.772	$0.768

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)	Three Months Ended March 31,

	2014	2013
Cash flows from operating activities:
Net loss	$(6,253)	$(46,581)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	1,187	1,354
Depreciation, depletion and amortization	26,212	30,833
Equity–based compensation cost	4,503	4,485
Impairment of oil and natural gas properties	252	5,169
Gain on sales of oil and natural gas properties	(1,484)	-
Loss on derivatives, net	22,995	27,514
Cash settlements of matured derivative contracts	(6,158)	11,439
Equity in income of unconsolidated affiliates	(1,837)	(198)
Distributions from unconsolidated affiliates	-	48
Other	176	644
Changes in operating assets and liabilities:
Accounts receivable	(15,064)	(4,527)
Other current assets	(931)	(27)
Accounts payable and accrued liabilities	9,154	11,351
Other, net	(120)	(119)
Net cash flows provided by operating activities	32,632	41,385

Cash flows from investing activities:
Final settlement of purchase price of oil and natural gas properties	-	7,998
Additions to oil and natural gas properties	(23,145)	(21,136)
Prepaid drilling costs	(2,032)	-
Proceeds from sale of oil and natural gas properties	7,315	-
Investments in unconsolidated affiliates	(44,424)	(68,345)
Distributions from unconsolidated affiliates	18	23
Net cash flows used in investing activities	(62,268)	(81,460)

Cash flows from financing activities:
Long-term debt borrowings	66,000	85,000
Contributions from general partner	154	334
Distributions paid	(38,696)	(33,838)
Other	(5)	-
Net cash flows provided by financing activities	27,453	51,496

(Decrease) increase in cash and cash equivalents	(2,183)	11,421
Cash and cash equivalents – beginning of period	11,698	7,486
Cash and cash equivalents – end of period	$9,515	$18,907

Non-GAAP Measures

We define Adjusted EBITDAX as net loss plus equity in income from unconsolidated affiliates, EBITDAX from unconsolidated affiliates, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, loss on derivatives, net, cash settlements of matured derivative contracts, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, and gain on sales of oil and natural gas properties. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)
	Three Months Ended March 31,

	2014	2013

Net loss	$(6,253)	$(46,581)

Add:
Equity in income from unconsolidated affiliates	(1,837)	(198)
EBITDAX from unconsolidated affiliates	3,634	302
Income taxes	(255)	177
Interest expense, net	12,072	12,828
Cash settlements of matured interest rate swaps	877	865
Depreciation, depletion and amortization	26,212	30,833
Asset retirement obligations accretion expense	1,187	1,354
Loss on derivatives, net	22,995	27,514
Cash settlements of matured derivative contracts	(6,158)	11,439
Non-cash equity compensation expense	4,503	4,485
Impairment of oil and natural gas properties	252	5,169
Non-cash inventory write down expense	54	-
Dry hole and exploration costs	318	417
Gain on sales of oil and natural gas properties	(1,484)	-
Adjusted EBITDAX	$56,116	$48,604

Less:
Cash income taxes	27	44
Cash interest expense, net	11,467	12,226
Realized losses on interest rate swaps	877	865
Estimated maintenance capital expenditures (1)	15,176	13,581
Distributable Cash Flow	$28,570	$21,888

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Summary of New Hedge Positions (since February 28, 2014)

Period	Index	Swap Volume	Swap Price
Crude		(MmmBtus/Mbbls)
2015	WTI	365.0	$88.48

Hedge Summary Table (as of May 9, 2014)
		Swap	Swap
Period	Index	Volume	Price
Natural Gas		(MmmBtus/Mbbls)
2Q 2014	NYMEX	9,900.8	$4.72
3Q 2014	NYMEX	10,009.6	$4.70
4Q 2014	NYMEX	10,009.6	$4.66

2015	NYMEX	36,317.5	$4.94

2016	NYMEX	10,980.0	$4.17

Crude
2Q 2014	WTI	382.2	$89.78
3Q 2014	WTI	380.3	$91.50
4Q 2014	WTI	377.2	$93.73

2015	WTI	1,095.0	$89.56

Interest Rate Swap Agreements		Notional Amount	Fixed Rate
		(in $ mill)
April 2014 - July 2015		110.0	3.315%

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com